NEWS RELEASE

Geospace Technologies CORPORATION REPORTS strong FIRST Quarter 2023 Earnings

HOUSTON, TX – February 8, 2023 - Geospace Technologies Corporation (NASDAQ: GEOS) (the “Company”) today announced results for its first quarter ended December 2022. For the three-months ended December 31, 2022, Geospace reported revenue of $31.1 million compared to revenue of $18.0 million for the comparable year-ago quarter. Net loss for the three-months ended December 31, 2022 narrowed to $0.1 million, or $(0.01) per diluted share, compared to a net loss of $6.8 million, or ($0.52) per diluted share, for the quarter ended December 31, 2021.

The revenue reported for the first quarter marks the highest quarterly revenue the Company has recorded since 2014. This increase in revenue was driven largely by the Company’s Oil and Gas business segment which made up 65% of the quarter’s revenue.

Management’s Comments

Walter R. (“Rick”) Wheeler, President and CEO of the Company said, “We’re pleased to see that revenue for our first quarter of fiscal year 2023 exceeded $31 million. This is an increase of 73% over last year’s same period and represents the Company’s highest amount of quarterly revenue in the last eight-and-half years, namely since June of 2014. In addition, gross profits for the quarter reached a three year high of $10.5 million, leading to a narrow loss of a penny per share. This first quarter result puts forth a strong beginning to the fiscal year and aligns well with our commitment to achieve future profitability through streamlining our operations, reducing operating costs, and increasing revenue in each of our business segments. The majority of first quarter revenue came from our Oil & Gas segment, led by wireless seismic products. Although a sale of GSX land equipment from our rental fleet was a contributing factor, our OBX ocean bottom nodes generated the largest portion of wireless seismic revenue. The majority of this revenue came from executed OBX rental contracts. However, it’s worth noting that a significant portion of that revenue was the result of a compensatory purchase of OBX equipment that was lost by a rental customer during a survey. We intend to build out additional OBX nodes to replenish this lost equipment in the rental fleet. Demand for both the deep-water and shallow-water OBX models continues to strengthen, and many of our existing customers have stated an intention to move their crews into follow-on client contracts after existing surveys are complete. Given an increasing number of shallow water surveys being put out for bid, interest in using our new Mariner nodal technology is also growing significantly.

Our strategic diversification efforts continue to bear fruit as evidenced by the performance of our Adjacent Markets segment. First quarter revenue from these products came within 1% of our all-time record set in last year’s third quarter, supporting our move toward profitability. Our market position for the manufacture and supply of ruggedized water meter connector cabling continues to climb. To maintain this superior position, we work closely with trusted water meter companies to meet the “design-in” specifications of their domestic municipality customers. The breadth of discussions taking place with these partners for specialty cables as well as the Aquana smart valve products gives us confidence in our future growth in this market.

More recently, after the first quarter closed, our Quantum Technology Sciences subsidiary entered a new contract with an undisclosed federal government contractor. Although the initial dollar amount is modest, the contract holds strategic significance and future potential for an application unrelated to border security. In conjunction with ongoing discussions surrounding other unique applications of Quantum’s analytics technology, we believe the outlook for projects in our Emerging Markets segment is expanding.

In keeping with our plans for streamlining operations and reducing costs, we anticipate completing the sale of our satellite Houston facility within the next quarter. This facility currently houses our OBX rental operations which we are in the process of consolidating into our main campus location. Following the end of the quarter, we sold obsolete equipment to accommodate this consolidation."

Oil and Gas Markets Segment

Revenue from the Company’s Oil and Gas Markets segment totaled $20.1 million for the three months ended December 31, 2022. This compares to $9.7 million in revenue, an increase of 109%, over the same period a year ago.

Traditional Exploration Products revenue totaled $2.8 million for the three-month period ended December 31, 2022. This compares to $0.6 million in revenue during the same period a year ago. The increase in revenue is due to higher demand for seismic sensor and marine products. In part, traditional seismic sales are up over the prior year period as the Company fulfills a long-term sensor sales order for an international company. Additionally, the on-going conflict between Russia and the Ukraine has led to extensive sanctions against Russia, which has resulted in a modest increase in domestic sales in that region.

Wireless Seismic Exploration Products revenue totaled $17.2 million for the three-month period ended December 31, 2022. This is a 98% increase when compared to the same year ago period. The first quarter increase is due to higher rental revenue from higher utilization of our OBX rental fleet and higher marine wireless product revenue resulting from a rental equipment customer contractually obligated to provide compensation for lost OBX nodes.

Adjacent Markets Segment

Revenue from the Company’s Adjacent Markets segment totaled $10.9 million for the three-month period ended December 31, 2022, compared to $8.2 million in the year ago period, representing an increase of 32%. The increase in revenue is the result of higher demand for the Company’s smart water meter cable and connector products.

Emerging Markets

The Company’s Emerging Markets segment generated revenue of $0.09 million for the three-month period ended December 31, 2022, compared to $0.1 million for the similar three-month period of the previous year. The quarter’s revenue is attributed to the Company’s on-going contract with U.S. Customs and Border Protection. Efforts to expand this segment’s SADAR passive seismic monitoring products into new markets is generating growing interest and should lead to orders materializing within fiscal year 2023.

Balance Sheet and Liquidity

For the three-month period ended December 31, 2022, the Company used $4.9 million in cash and cash equivalents in operating activities. The Company generated $0.2 million in cash from investing activities that included $0.6 million in proceeds from the sale of rental equipment, offset by $0.4 million of cash invested in rental equipment and property, plant and equipment. As of December 31, 2022, the Company had $12.3 million in cash, cash equivalents and short-term investments, and maintained additional borrowing availability of $8.5 million under its bank credit agreement with no borrowings outstanding. Thus, as of December 31, 2022, the Company’s total liquidity was $20.8 million. The Company additionally owns unencumbered property and real estate in both domestic and international locations. In fiscal year 2023, management anticipates a capital expenditure budget of $7.3 million, including $6.0 million earmarked for additions to its rental equipment. Additions to our rental fleet will only occur when warranted by market conditions and financial commitments are made by customers.

Conference Call Information

The Company will host a conference call to review its first quarter fiscal year 2023 financial results on February 9, 2022, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). Participants can access the call at (800) 274-8461 (US) or (203) 518-9843 (International). Please reference the conference ID: GEOSQ123 prior to the start of the conference call. A replay will be available for approximately 60 days and may be accessed through the Investor Relations tab of the Company’s website at www.geospace.com.

About Geospace Technologies

Geospace Technologies is a global technology and instrumentation manufacturer specializing in vibration sensing and highly ruggedized products which serve energy, industrial, government and commercial customers worldwide. The Company’s products blend engineering expertise with advanced analytic software to optimize energy exploration, enhance national and homeland security, empower water utility and property managers, and streamline electronic printing solutions. With more than four decades of excellence, the Company’s more than 600 employees across the world are dedicated to engineering and technical quality. Geospace is traded on the U.S. NASDAQ stock exchange as GEOS. For more information, visit www.geospace.com.

Media Contact: Caroline Kempf, ckempf@geospace.com, 321.341.9305

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “could”, “intend”, “expect”, “plan”, “budget”, “forecast”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue”, “evaluating” or similar words. Statements that contain these words should be read carefully because they discuss future expectations, contain projections of our future results of operations or of our financial position or state other forward-looking information. Examples of forward- looking statements include, statements regarding our expected operating results, the timing, adoption, results and success of our rollout of our Aquana smart water valves and cloud based control platform, future demand for our Quantum security solutions the adoption and sale of products in various geographic regions, potential tenders for permanent reservoir monitoring (PRM) systems, future demand for OBX rental equipment, the adoption of Quantum’s SADAR® product monitoring of subsurface reservoirs, the completion of new orders for channels of our GCL system, the fulfillment of customer payment obligations, the impact of and the recovery from the impact of the coronavirus (COVID-19) pandemic, our ability to manage changes and the continued health or availability of management personnel, the impact of the current armed conflict between Russia and Ukraine, volatility and direction of oil prices, anticipated levels of capital expenditures and the sources of funding therefor, and our strategy for growth, product development, market position, financial results and the provision of accounting reserves. These forward-looking statements reflect our current judgment about future events and trends based on currently available information. However, there will likely be events in the future that we are not able to predict or control. The factors listed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K which is on file with the Securities and Exchange Commission, as well as other cautionary language in such Annual Report, any subsequent Quarterly Report on Form 10- Q, or in our other periodic reports, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Such examples include, but are not limited to, the failure of the Quantum or OptoSeis® or Aquana technology transactions to yield positive operating results, decreases in commodity price levels, the continued adverse impact of COVID-19, which could reduce demand for our products, the failure of our products to achieve market acceptance (despite substantial investment by us), our sensitivity to short term backlog, delayed or cancelled customer orders, product obsolescence resulting from poor industry conditions or new technologies, bad debt write-offs associated with customer accounts, inability to collect on promissory notes, lack of further orders for our OBX systems, failure of our Quantum products to be adopted by the border and security perimeter market or a decrease in such market due to governmental changes, and infringement or failure to protect intellectual property. The occurrence of the events described in these risk factors and elsewhere in our most recent Annual Report on Form 10-K or in our other periodic reports could have a material adverse effect on our business, results of operations and financial position, and actual events and results of operations may vary materially from our current expectations. We assume no obligation to revise or update any forward- looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future developments or otherwise, except as required by applicable securities laws and regulations.

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended
	December 31, 2022	December 31, 2021
Revenue:
Products	$19,548	$13,032
Rental	11,561	4,959
Total revenue	31,109	17,991
Cost of revenue:
Products	15,365	11,350
Rental	5,210	4,939
Total cost of revenue	20,575	16,289

Gross profit	10,534	1,702

Operating expenses:
Selling, general and administrative	6,435	5,744
Research and development	4,258	5,269
Change in estimated fair value of contingent consideration	—	(2,440)
Bad debt expense	120	15
Total operating expenses	10,813	8,588

Loss from operations	(279)	(6,886)

Other income (expense):
Interest expense	(39)	—
Interest income	156	194
Foreign exchange gains, net	107	18
Other, net	(12)	(17)
Total other income, net	212	195

Loss before income taxes	(67)	(6,691)
Income tax expense	30	77
Net loss	$(97)	$(6,768)

Loss per common share:
Basic	$(0.01)	$(0.52)
Diluted	$(0.01)	$(0.52)

Weighted average common shares outstanding:
Basic	13,067,991	12,919,673
Diluted	13,067,991	12,919,673

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands except share amounts)

(unaudited)

	December 31, 2022	September 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$11,355	$16,109
Short-term investments	896	894
Trade accounts and notes receivable, net	31,424	20,886
Property held for sale	2,403	—
Inventories, net	20,736	19,995
Prepaid expenses and other current assets	1,756	2,077
Total current assets	68,570	59,961

Non-current notes receivable	306	—
Non-current inventories, net	15,604	12,526
Rental equipment, net	23,242	28,199
Property, plant and equipment, net	23,334	26,598
Operating right-of-use assets	897	957
Goodwill	736	736
Other intangible assets, net	5,335	5,573
Other non-current assets	409	506
Total assets	$138,433	$135,056

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable trade	$7,522	$5,595
Contingent consideration	—	175
Operating lease liabilities	245	241
Other current liabilities	8,023	6,616
Total current liabilities	15,790	12,627

Non-current operating lease liabilities	701	769
Deferred tax liabilities, net	7	13
Total liabilities	16,498	13,409

Commitments and contingencies

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common Stock, $.01 par value, 20,000,000 shares authorized; 13,972,981 and 13,863,233 shares issued, respectively; and 13,130,989 and 13,021,241 shares outstanding, respectively	140	139
Additional paid-in capital	95,037	94,667
Retained earnings	49,557	49,654
Accumulated other comprehensive loss	(15,299)	(15,313)
Treasury stock, at cost, 841,992 shares	(7,500)	(7,500)
Total stockholders’ equity	121,935	121,647
Total liabilities and stockholders’ equity	$138,433	$135,056

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	December 31, 2022	December 31, 2021
Cash flows from operating activities:
Net loss	$(97)	$(6,768)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income tax benefit	(6)	(1)
Rental equipment depreciation	3,247	3,543
Property, plant and equipment depreciation	1,017	1,105
Amortization of intangible assets	238	446
Accretion of discounts on short-term investments	5	52
Stock-based compensation expense	370	536
Bad debt expense	120	15
Inventory obsolescence expense	1,380	671
Change in estimated fair value of contingent consideration	—	(2,440)
Gross profit from sale of used rental equipment	(3,092)	(2,612)
Gain on disposal of property, plant and equipment	(47)	—
Realized loss on short-term investments	—	7
Effects of changes in operating assets and liabilities:
Trade accounts and notes receivable	(6,846)	1,477
Inventories	(5,188)	74
Other assets	886	157
Accounts payable trade	1,924	(2,623)
Other liabilities	1,225	(965)
Net cash used in operating activities	(4,864)	(7,326)

Cash flows from investing activities:
Purchase of property, plant and equipment	(265)	(145)
Proceeds from the sale of property, plant and equipment	47	—
Investment in rental equipment	(162)	(782)
Proceeds from the sale of used rental equipment	622	1,048
Purchases of short-term investments	—	(450)
Proceeds from the sale of short-term investments	—	2,249
Net cash provided by investing activities	242	1,920

Cash flows from financing activities:
Payments on contingent consideration	(175)	(807)
Purchase of treasury stock	—	(695)
Net cash used in financing activities	(175)	(1,502)

Effect of exchange rate changes on cash	43	5
Decrease in cash and cash equivalents	(4,754)	(6,903)
Cash and cash equivalents, beginning of fiscal year	16,109	14,066
Cash and cash equivalents, end of fiscal period	$11,355	$7,163

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$—	$82
Accounts receivable related to sale of used rental equipment	4,505	—
Issuance of note receivable related to sale of used rental equipment	—	3,745
Inventory transferred to rental equipment	7	863
Inventory transferred to property, plant and equipment	—	172

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUMMARY OF SEGMENT REVENUE AND OPERATING INCOME (LOSS)

(in thousands)

(unaudited)

	Three Months Ended
	December 31, 2022	December 31, 2021
Oil and Gas Markets segment revenue:
Traditional seismic exploration product revenue	$ 2,755	$ 591
Wireless seismic exploration product revenue	17,238	8,727
Reservoir product revenue	155	336
	20,148	9,654

Adjacent Markets segment revenue:
Industrial product revenue	7,930	5,013
Imaging product revenue	2,892	3,158
	10,822	8,171
Emerging Markets segment revenue:
Border and perimeter security product revenue	93	137

Corporate	46	29
Total revenue	$ 31,109	$ 17,991

	Three Months Ended
	December 31, 2022	December 31, 2021
Operating income (loss):
Oil and Gas Markets segment	$ 2,406	$ (4,170)
Adjacent Markets segment	1,747	1,208
Emerging Markets segment	(1,213)	(820)
Corporate	(3,219)	(3,104)
Total operating loss	$ (279)	$ (6,886)